Exhibit (a)(1)(E)

KCG HOLDINGS, INC.

OFFER TO PURCHASE FOR CASH

OF UP TO $330,000,000 OF SHARES OF ITS CLASS A COMMON STOCK

AT A PURCHASE PRICE NOT GREATER THAN $14.00 PER SHARE

NOR LESS THAN $13.50 PER SHARE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 2, 2015, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

May 4, 2015

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated May 4, 2015 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the Offer by KCG Holdings, Inc., a Delaware corporation (“KCG” or the “Company”), to purchase for cash up to $330,000,000 of shares of its Class A Common Stock, par value $0.01 per share (the “Shares”), at a price not greater than $14.00 nor less than $13.50 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

Upon the terms and subject to the conditions of the Offer, promptly after the Expiration Date, KCG will determine a single price per Share (the “Purchase Price”), which will be not greater than $14.00 nor less than $13.50 per Share, that KCG will pay, subject to “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase, for Shares properly tendered at or below the Purchase Price in the Offer and not properly withdrawn, and accepted for payment, taking into account the number of Shares tendered pursuant to the Offer and the prices specified by the tendering stockholders. The Purchase Price will be the lowest price per Share (in increments of $0.10) of not greater than $14.00 nor less than $13.50 per share, at which Shares have been properly tendered at or below the Purchase Price in the Offer and not properly withdrawn, that will enable KCG to purchase Shares properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $330,000,000 (or, if the Offer is not fully subscribed, all Shares properly tendered and not properly withdrawn pursuant to the Offer). All Shares purchased in the Offer will be purchased at the same Purchase Price regardless of whether the stockholder tendered at a lower price. However, because of the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase, all of the Shares tendered at or below the Purchase Price may not be purchased if Shares having an aggregate purchase price in excess of $330,000,000 are properly tendered at or below the Purchase Price and not properly withdrawn. No Shares tendered above the Purchase Price will be purchased pursuant to the Offer. Shares tendered but not purchased in the Offer will be returned to the tendering stockholders at KCG’s expense promptly after the Expiration Date.

The Offer is not conditioned on the receipt of financing or any minimum value of Shares being tendered. The Offer, however, is subject to other conditions set forth in Section 7 of the Offer to Purchase. The Company’s obligation to accept and pay for Shares properly tendered at or below the Purchase Price and not properly withdrawn pursuant to the Offer is conditioned upon satisfaction or waiver of these conditions.

As of April 30, 2015, KCG had 109,040,224 issued and outstanding Shares (and 37,729,713 Shares reserved for issuance upon exercise of all outstanding Class A, Class B and Class C warrants to purchase Shares and stock options and vesting of all outstanding RSUs). If the Offer is fully subscribed at a Purchase Price of $14.00, the maximum Purchase Price pursuant to the Offer, the completion of the Offer will result in the repurchase by KCG of 23,571,428 Shares, which would represent approximately 21.6% of KCG’s issued and outstanding Shares, or 16.1% of KCG’s outstanding Shares on a fully diluted basis. If the Offer is fully subscribed at a Purchase Price of $13.50, the minimum Purchase Price pursuant to the Offer, the completion of the Offer will result in the repurchase by KCG of 24,444,444 Shares, which would represent approximately 22.4% of KCG’s issued and outstanding Shares, or 16.7% of KCG’s outstanding Shares on a fully diluted basis.

The Company expressly reserves the right, in its sole discretion, to elect to purchase more than an aggregate purchase price of $330,000,000 of Shares in the Offer subject to applicable law. See Section 1 of the Offer to Purchase.

As described in the Offer to Purchase, if more than an aggregate purchase price of $330,000,000 of Shares (or such greater amount as KCG may elect to purchase, subject to applicable law) are properly tendered at or below the Purchase Price and not properly withdrawn, KCG will purchase Shares in the following order of priority:

First, KCG will purchase all odd lots of less than 100 Shares from stockholders who properly tender all of their Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Date (tenders of less than all of the Shares owned, beneficially or of record, by such odd lot holder will not qualify for this preference);

Second, after purchasing all the odd lots that were properly tendered at or below the Purchase Price and not properly withdrawn, KCG will purchase Shares from all other stockholders who properly tender Shares and who do not properly withdraw them before the Expiration Date (except for stockholders who tendered Shares conditionally at or below the Purchase Price for which the condition was not satisfied), on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, until KCG has acquired Shares having an aggregate purchase price of $330,000,000 (or such greater amount as KCG may elect to purchase, subject to applicable law); and

Third, only if necessary to permit KCG to purchase Shares having an aggregate purchase price of $330,000,000 (or such greater amount as KCG may elect to purchase, subject to applicable law), KCG will purchase Shares from stockholders who have properly tendered Shares at or below the Purchase Price Shares conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Shares are conditionally tendered at or below the Purchase Price must have properly tendered all of their Shares and not properly withdrawn them before the Expiration Date.

Therefore, KCG may not purchase all of the Shares that you tender even you tender them at or below the Purchase Price. See Sections 1 and 6 of the Offer to Purchase.

WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. Shares may be tendered at prices not greater than $14.00 nor less than $13.50 per Share, as indicated in the attached Instruction Form, net to you in cash, less applicable withholding taxes and without interest. Prices may be specified in increments of $0.10.

2. The Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on June 2, 2015, unless the Offer is extended by KCG.

3. The Offer is not conditioned on the receipt of financing or any minimum number of Shares being tendered. The Offer, however, is subject to other conditions. The Company’s obligation to accept and pay for Shares properly tendered at or below the purchase price and not properly withdrawn pursuant to the Offer is conditioned upon satisfaction or waiver of these conditions. See Section 7 of the Offer to Purchase.

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4. None of KCG or any members of its Board of Directors, the Dealer Manager, the Information Agent or the Depositary makes any recommendation to you as to whether to tender or refrain from tendering your Shares or as to any price at which you might tender your Shares. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender. In doing so, you should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the purposes and effects of the Offer.

5. Tendering stockholders who hold Shares registered in their own name and who tender their Shares directly to the Depositary will not be obligated to pay brokerage commissions, solicitation fees or stock transfer taxes on the purchase of Shares by KCG in the Offer. Stockholders holding Shares in a brokerage account or otherwise through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult their brokers or such other nominees to determine whether transaction costs may apply if stockholders tender Shares through such brokers or other nominees and not directly to the Depositary.

6. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered. The same Shares cannot be tendered (unless properly withdrawn previously) at more than one price. The same Shares cannot be tendered (unless properly withdrawn previously) at more than one price.

If you wish to have us tender any or all of your Shares, please instruct us by completing, executing, detaching and returning the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise indicated on the attached Instruction Form.

Please forward your Instruction Form to us as soon as possible to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of the Shares. The Offer is not being made to, and tenders will not be accepted from or on behalf of, stockholders in any jurisdiction where it would be illegal to do so, provided that we will comply with the requirements of Rule 13e–4(f)(8) promulgated under the Securities Exchange Act of 1934, as amended. However, KCG may, at its discretion, take any action necessary to make the Offer to stockholders in any such jurisdiction. In any jurisdiction the securities, blue sky or other laws of which require the Offer to be made by a licensed broker or dealer, the Offer will be made on our behalf by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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INSTRUCTIONS FORM

With Respect to the Offer By

KCG HOLDINGS, INC.

To Purchase for Cash up to $330,000,000 of Shares of its Class A Common Stock, Par Value $0.01 Per Share, at a Purchase Price Not Greater Than $14.00 Per Share Nor Less Than $13.50 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 4, 2015, and the related Letter of Transmittal (which together, as they may be supplemented or amended from time to time, constitute the “Offer”) in connection with the Offer by KCG Holdings, Inc., a Delaware corporation (“KCG”), to purchase for cash up to $330,000,000 of shares of its Class A Common Stock, par value $0.01 per share (the “Shares”), at a price not greater than $14.00 nor less than $13.50 per Share, net to the seller in cash, less any applicable withholding taxes and without interest.

This Instructions Form will instruct you to tender to KCG the number of Shares indicated below or, if no number is indicated below, all Shares which are held by us and beneficially owned by you and registered in your name, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES BEING TENDERED HEREBY:                  SHARES*

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

(See Instruction 5 of the Letter of Transmittal)

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

1.	SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered At Price Determined By Stockholder,” the undersigned hereby tenders Shares at the purchase price as shall be determined by KCG in accordance with the terms of the Offer.

☐	The undersigned wants to maximize the chance that KCG will accept for payment all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders Shares at, and is willing to accept, the purchase price determined by KCG in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s Shares being deemed to be tendered at the minimum price of $13.50 per Share for purposes of determining the Purchase Price. This may effectively lower the Purchase Price and could result in the undersigned receiving a per-Share price as low as $13.50.

2.	SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders Shares at the price checked. The undersigned understands that this action could result in KCG purchasing none of the Shares tendered hereby if the purchase price determined by KCG for the Shares is less than the price checked below.

☐ $13.50	☐ $13.60	☐ $13.70	☐ $13.80	☐ $13.90	☐ $14.00

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER

A STOCKHOLDER DESIRING TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED, UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE, AT MORE THAN ONE PRICE.

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ODD LOTS

(See Instruction 14 of the Letter of Transmittal)

This section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares.

☐	By checking this box, the undersigned represents that the undersigned owns, whether beneficially or of record, an aggregate of fewer than 100 Shares and is tendering all of those Shares.

CONDITIONAL TENDER

(See Instruction 13 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of Shares upon KCG’s purchasing a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by KCG pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate and appropriately indicate the minimum number of Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for United States federal income tax purposes. Each stockholder is urged to consult with his or her own financial or tax advisor with respect to the advisability of making a conditional offer before completing this section. No assurances can be provided that a conditional tender will achieve the intended United States federal income tax result for any stockholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, KCG may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

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SIGN HERE

Account Number:

Signature(s):

Print Name(s):

Address(es):

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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